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                                                                  EXHIBIT 23-(b)

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K of Pogo Producing Company for the year ended December 31, 1994. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.

                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

Houston, Texas
March 7, 1995